Exhibit 99.3
Execution Version
SECURITIES EXCHANGE AGREEMENT
          SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of January 13, 2006, by and between BOOKHAM, INC., a Delaware corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.
     A. The Company and each of the Investors have entered into the Securities Purchase Agreement, dated as of December 20, 2004 (the “Securities Purchase Agreement”), pursuant to which the Investors purchased from the Company (i) 7% Senior Unsecured Convertible Debentures in an aggregate principal amount of $25,500,000 (the “Debentures”), which are convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) warrants to purchase shares of Common Stock (the “2004 Warrants”) (as converted, the “2004 Warrant Shares”);
     B. The Company filed a registration statement on Form S-3 (the “Existing Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on February 16, 2005, registering the shares of Common Stock issuable upon conversion of the Debentures, the 2004 Warrant Shares and shares of Common Stock issuable in respect of the interest accrued on the Debentures;
     C. The Company wishes to have the Investors exercise their rights to convert the Debentures into shares of Common Stock, and each Investor agrees to to convert the Debentures at such times and on such terms and conditions as are set forth herein in exchange for: (i) an amount of cash set forth opposite such Investor’s name in column (6) on Schedule A hereto under the headings Initial Closing and Second Closing (with the aggregate amount of all such cash being $2,231,000) (collectively, the “Cash Amount”), (ii) a number of shares of Common Stock set forth opposite such Investor’s name in column (4) on Schedule A hereto under the headings Initial Closing and Second Closing (with the aggregate number of such shares of Common Stock being 750,000) (collectively, the “Registrable Common Shares”), and (iii) a number of warrants in the form attached hereto as Exhibit A (each, a “Warrant” and, collectively, the “Warrants”) to purchase shares of Common Stock as set forth opposite such Investor’s name in column (5) on Schedule A hereto under the headings Initial Closing and Second Closing (with the aggregate number of Warrants being 400,000);
     E. The Company has agreed to effect the registration of the resale by the Investors of the Registrable Common Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the “2006 Registration Rights Agreement”); and

     G. On the date hereof, (i) the Company will pay all principal and accrued interest under the Amended and Restated Series A-2 Senior Secured Note issued by the Company to Nortel Networks UK Limited (the “Series A-2 Note”), (ii) the Company will pay all accrued interest under the Amended and Restated Series B-1 Senior Secured Note due 2006 issued by Bookham Technology plc to Nortel Networks UK Limited (the “Series B-1 Note”) (iii) pursuant to a Note Purchase Agreement between the investors listed in Exhibit A to such Note Purchase Agreement (the “B-1 Investors”) and Nortel Networks Corporation (or an affiliate thereof), the B-1 Investors will purchase from Nortel Networks UK Limited the Series B-1 Note (which Series B-1 Note will be divided into multiple notes and issued in the name of the applicable B-1 Investor (the “B-1 Investor Notes”)), (iv) the B-1 Investors and the Company will enter into a Note Exchange Agreement pursuant to which the Company will issue to the B-1 Investors an aggregate of 5,070,588 shares of Common Stock and warrants to purchase an aggregate of 780,000 shares of Common Stock in exchange for the B-1 Investor Notes, (v) the Company will cancel and retire the Series A-2 Note and all of the B-1 Investor Notes and (vi) the Company and Nortel Networks Corporation will enter into an addendum to the Supply Agreement, dated as of November 8, 2002, as amended (the “Supply Agreement”), by and between the Company and Nortel Networks Corporation.
     NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:
1. CONVERSION OF THE DEBENTURES.
     1.1 Initial Conversion of the Debentures. Subject to satisfaction (or waiver) of the conditions set forth herein, each Investor shall exercise its right to convert the Debentures held by it at the Initial Closing (as defined below) in accordance with Section 3 of the Debentures, constituting an aggregate of 3,529,887 shares of Common Stock issuable upon conversion of the Debentures (the “Initial Debenture Shares”). The Company and each Investor hereby waive any conditions contained in the Debentures that apply to the Investors converting the Debentures to the Initial Debenture Shares as contemplated therein, including, but not limited to, compliance with any notice provisions under Section 3(b) of the Debentures.
     1.2 Second Conversion of the Debentures. Promptly after obtaining the Shareholder Approval as contemplated in Section 4.7 of this Agreement, and subject to satisfaction (or waiver) of the conditions set forth herein, each Investor shall exercise its right to convert the Debentures held by it at the Second Closing (as defined below) in accordance with Section 3 of the Debentures, constituting an aggregate of 1,106,477 shares of Common Stock issuable upon conversion of the Debentures (the “Second Debenture Shares”). The Company and each Investor hereby waive any conditions contained in the Debentures that apply to the Investors converting the Debentures to the Second Debenture Shares as contemplated therein, including, but not limited to, compliance with any notice provisions under Section 3(b) of the Debentures.

     1.3 Consideration for Initial Exercise of Conversion Right. Subject to satisfaction (or waiver) of the conditions set forth herein, each Investor shall convert their Debentures as contemplated in Section 1.1 of this Agreement in exchange for the following: (i) its portion of the Cash Amount payable to each Investor at the Initial Closing in the amount as set forth opposite such Investor’s name in column (6) on Schedule A hereto under the heading Initial Closing (with the aggregate amount of the Cash Amount to be paid to the Investors at the Intial Closing being $1,717,633.16) (collectively, the “Initial Closing Cash Amount”), (ii) its portion of the Registrable Common Shares issuable to each Investor at the Initial Closing, which number of shares of Common Stock is set forth opposite such Investor’s name in column (4) on Schedule A hereto under the heading Initial Closing (with aggregate number of Registrable Common Shares issuable at the the Intial Closing being 571,011) (collectively, the “Initial Closing Registrable Common Shares”), and (iii) Warrants to purchase the number of shares of Common Stock set forth opposite such Investor’s name in column (5) on Schedule A hereto under the heading Initial Closing (with the aggregate amount of such shares of Common Stock to be issued upon exercise of such Warrants being 304,539) (collectively, the “Initial Closing Warrants”).
     1.4 Consideration for Second Exercise of Conversion Right. Subject to satisfaction (or waiver) of the conditions set forth herein, each Investor shall convert their Debentures as contemplated in Section 1.2 of this Agreement in exchange for the following: (i) its portion of the Cash Amount payable to each Investor at the Second Closing in the amount as set forth opposite such Investor’s name in column (6) on Schedule A hereto under the heading Second Closing (with the aggregate amount of the Cash Amount to be paid to the Investors at the Second Closing being $538,408.51) (collectively, the “Second Closing Cash Amount”), (ii) its portion of the Registrable Common Shares issuable to each Investor at the Second Closing, which number of shares of Common Stock is set forth opposite such Investor’s name in column (4) on Schedule A hereto under the heading Second Closing (with aggregate number of Registrable Common Shares issuable at the the Second Closing being 178,989) (collectively, the “Second Closing Registrable Common Shares”), and (iii) the Warrants to purchase the number of shares of Common Stock set forth opposite such Investor’s name in column (5) on Schedule A hereto under the heading Second Closing (with the aggregate amount of such shares of Common Stock to be issued upon exercise of such Warrants being 95,461) (collectively, the “Second Closing Warrants”).
     1.3 Closings
          1.3.1 Initial Closing. The date on which the initial closing (the “Initial Closing”) of the transactions contemplated under this Agreement is hereinafter referred to as the “Initial Closing Date”. The Initial Closing will be deemed to occur at the offices of Mazzeo Song LLP, 708 Third Avenue, New York, New York 10017. At the Initial Closing:
               (A) this Agreement and the other Transaction Documents (as defined below) shall be executed and delivered by the Company and each Investor,
               (B) each of the conditions to the Initial Closing described in Section 5.1, Section 5.2 and Section 5.3 shall have been satisfied or waived as specified therein,

               (C) each Investor shall have converted a portion of their respective Debentures into shares of Common Stock, the number of shares of Common Stock to be received by each Investor upon such conversion is set forth on set forth opposite such Investor’s name in column (3) on Schedule A hereto under the heading Initial Closing,
               (D) the Company shall have delivered to each Investor their respective portion of the Cash Amount payable to each Investor at the Initial Closing in the amount set forth opposite such Investor’s name in column (6) on Schedule A under the heading Initial Closing;
               (E) the Company shall have delivered to each Investor their respective portion of the Registrable Common Shares issuable to each Investor at the Initial Closing, which number of shares of Common Stock is set forth opposite such Investor’s name in column (4) on Schedule A under the heading Initial Closing, and
               (F) the Company shall have delivered to each Investor a Warrant to purchase the number of shares of Common Stock set forth opposite such Investor’s name in column (5) on Schedule A under the heading Initial Closing.
          1.3.2 Second Closing. Subject to the Company obtaining Stockholder Approval (as defined in Section 4.7 herein), there shall be an additional closing (the “Second Closing”), which shall take place immediately following the Stockholder Meeting (as defined in Section 4.7 herein). The date on which the Second Closing occurs is hereinafter referred to as the “Second Closing Date.” The Second Closing will be deemed to occur at the offices of Mazzeo Song LLP, 708 Third Avenue, New York, New York 10017. The Initial Closing and the Second Closing are collectivelty referred to herein as the “Closings.” At the Second Closing:
               (A) each of the conditions to the Second Closing described in Section 5.4 and Section 5.5 shall have been satisfied or waived as specified therein,
               (B) each Investor shall have converted their respective Debentures, the number of shares of Common Stock to be received by each Investor upon such exercise is set forth opposite such Investor’s name in column (3) of Schedule A hereto under the heading Second Closing,
               (C) the Company shall have delivered to each Investor their respective portion of the Cash Amount payable to each Investor at the Second Closing in the amount set forth opposite such Investor’s name in column (6) of Schedule A hereto under the heading Second Closing; provided, however, in the event that the Second Closing takes place after March 31, 2006, the portion of the Cash Amount payable by the Company to each Investor at the Second Closing shall be reduced in an amount equal to the Interest paid to the Investor on March 31, 2006 pursuant to the terms of the Debentures,
               (D) the Company shall have delivered to each Investor their respective portion of the Registrable Common Shares issuable to each Investor at the Second Closing, which number of shares of Common Stock is set forth opposite such Investor’s name in column (4) of Schedule A hereto under the heading Second Closing, and

               (E) the Company shall have delivered to each Investor a Warrant to purchase the number of shares of Common Stock set forth opposite such Investor’s name in column (5) of Schedule A hereto under the heading Second Closing.
     1.4 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:
               “Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.
               “Board of Directors” means the Company’s board of directors.
               “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.
               “Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not more than 90 days past due unless being contested in good faith; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person (other than the Company’s obligation to redeem capital stock under the circumstances specified therein). Debt shall not include any liability for (i) federal, state, local or other taxes imposed by a Governmental Authority, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been fully and finally defeased in accordance with the terms of the documents governing such indebtedness.

               “Disclosure Documents” means all SEC Documents filed with the Commission at least five (5) Business Days prior to the Execution Date.
               “Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.
               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
               “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).
               “Excluded Security” means (i) securities acquired under this Agreement; (ii) securities issued upon conversion of the Debentures or exercise of the Warrants or 2004 Warrants; (iii) shares of Common Stock issuable or issued to the B-1 Investors in connection with the transactions described in Section 5.1 of this Agreement, including, but not limited to, shares of Common Stock issuable upon the exercise of warrants granted to the B-1 Investors in connection with such transactions, (iv) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted by the Board of Directors, pursuant to one or more stock option plans or restricted stock plans or stock purchase plans in effect as of the Initial Closing Date or approved by the Board of Directors including a majority of the independent members of the Board of Directors, or (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors and (z) up to an aggregate of 489,080 shares of Common Stock issuable upon the achievement of certain revenue milestones pursuant to the Asset Purchase Agreement dated as of July 3, 2003 by and among Bookham Technology plc, Bookham Technology, Inc. and Cierra Photonics, Inc. and the Agreement and Plan of Merger dated as of September 24 2003 by and among Ingrid Optics, Inc., Bookham Technology plc, Bookham Technology, Inc. and Ingrid Acquisition Corp.; (v) any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board of Directors, including any type of loan or payment evidenced by any type of Debt instrument, provided the value of the equity portion of any such borrowings, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%) of such borrowing; (vi) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (vii) shares of capital stock of the Company issued in connection with the merger with or acquisition by the Company of any corporation or other entity or substantially all of the assets of any corporation or other entity or division thereof occurring after the date hereof; (viii) shares of Common Stock issued upon the exercise or conversion of any securities of the Company outstanding on the date hereof; and (ix) shares of

Common Stock issued to a Person in connection with a joint venture, strategic alliance or other commercial relationship with such Person relating to the operation of the Company’s business the primary purpose of which is not to raise equity capital.
               “Execution Date” means the date of this Agreement.
               “Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.
               “Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.
               “Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, trade secrets, know-how or royalty rights.
               “Key Employees” means each of Giorgio Anania, Stephen Abely, Stephen Turley and James Haynes.
               “Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
               “Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.
               “Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.
               “NASD” means the National Association of Securities Dealers, Inc.

               “Nortel Secured Debt” means Debt owed to Nortel Networks UK Limited (“Nortel UK”) and/or its Affiliates as contemplated by the Restructuring Agreement dated as of December 2, 2004, by and among Bookham Technology plc, the Company, certain Subsidiaries of the Company, Nortel UK and Nortel Networks Corporation.
               “Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.
               “Permitted Liens” means the following:
               (a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of Real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;
               (b) Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with US GAAP) have been established; and
               (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with US GAAP) have been established.
               “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.
               “Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.
               “Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).
               “Real Property” has the meaning specified in Section 3.22 hereof.
               “Rule 144” means Rule 144 under the Securities Act or any successor provision.
               “SEC Documents” has the meaning specified in Section 3.4 hereof.

               “Securities” means the Registrable Common Shares, the Warrants and the Warrant Shares.
               “Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.
               “Termination Date” means the first date on which there are no Warrants outstanding.
               “Transaction Documents” means (i) this Agreement, (ii) the Warrants, (iii) the 2006 Registration Rights Agreement, (iv) the Registration and Lock-Up Agreement by and among the Company, Bookham Technology plc and Nortel Networks Corporation, dated as of the date hereof, (v) the written agreement of each Key Employee to refrain from selling shares of Common Stock for the period specified in, and in accordance with, Section 4.2(f) hereof, and (vii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company at the Closings.
               “US GAAP” means United States generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period, except to the extent that new accounting standards have been adopted by such organizations applicable as of the current period.
     1.5 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
2. REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.
     Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:
     2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to convert the Debentures, to acquire the Securities to be acquired by it hereunder, to receive the Cash Amount and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. Such Investor maintains its principal office in the jurisdiction set forth below such Investor’s name on the signature page hereof. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.
     2.2 Accredited Investor. Such Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) is acquiring the Debenture Shares, the Registrable Common Shares and the Warrants solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. Such Investor can bear the economic risk of a total loss of its investment in the Debenture Shares, the Registrable Common Shares and the Warrants and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.
     2.3 Information. The Company has, prior to the Execution Date, provided such Investor with information regarding the business, operations and financial condition of the Company and has, prior to the Execution Date, granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the transactions contemplated hereunder, in order for such Investor to make an informed decision with respect to its investment in the Debentures and the Warrants. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
     2.4 Limitations on Disposition. Such Investor acknowledges that the Debenture Shares and the Securities have not been and are not being registered under the Securities Act and except as set forth in the 2006 Registration Rights Agreement and the Registration Rights Agreement, the Debenture Shares and the Securities may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. Such Investor agrees that neither it nor any Person acting on its behalf or at its direction will engage in any transactions in securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed.
     2.5 Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or the Corporation has been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Notwithstanding the foregoing but subject to compliance with the requirements of the Securities Act and applicable state securities laws, these securities and the securities issuable upon exercise hereof (i) may be pledged or hypothecated in connection with a bona fide margin account or other loan secured by such securities and (ii) may be transferred or assigned to an affiliate of the holder hereof.”
          Notwithstanding the foregoing, it is agreed that, as long as such Securities (A) have been sold or transferred pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to the Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request. The Company shall execute and deliver written instructions (the “Instructions”) to the transfer agent for its Common Stock (the “Transfer Agent”) as may be necessary to satisfy any request by an Investor for removal of such legends no later than the close of business on the third (3rd) Business Day following the receipt of the request from an Investor to the extent such legends may be removed in accordance with this Section 2.5. The Instructions shall indicate that, in lieu of delivering physical certificates representing the Securities to an Investor, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the Transfer Agent may effect delivery of the Securities by crediting the account of such Investor or its nominee at DTC for the Securities for which delivery is required within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing Instruction.
     2.6 Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities. Such Investor is relying on the representations, acknowledgments and agreements made by the Company in Section 3 and elsewhere in this Agreement in making investing, trading and/or other decisions concerning the Company’s securities.

     2.7 Non-Affiliate Status; Common Stock Ownership. Such Investor is not an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Person in regard to the transaction as contemplated herein or otherwise in respect of the Company. Such Investor’s investment in the Debenture Shares, the Registrable Common Shares and the Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.
     2.8 Fees. Such Investor is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.
     2.9 No Conflicts. The execution and performance of this Agreement and the other Transaction Documents do not conflict with the constituent documents of such investor or conflict in any material respect with any agreement to which such Investor is a party or is bound, any court order or judgment addressed to such Investor.
     2.10 No Governmental Review. Such Investor understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date, and the Company acknowledges that such Investor is relying on the representations, acknowledgments and agreements made by the Company in this Section 3 and elsewhere in this Agreement in making investing, trading and other decisions concerning the Company’s securities:
     3.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries (collectively, the “Company Subsidiaries”) is duly organized, validly existing and, where applicable as a legal concept, in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Company Subsidiaries is duly qualified to transact business and, where applicable as a legal concept, is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.
     3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The Company has the requisite corporate power and authority to pay the Cash Amount to the Investors, to issue the Debenture Shares, the Registrable Common Shares and the Warrants to the Investors in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the 2006 Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers (“NASD”) or otherwise).
     3.3 Enforcement. This Agreement has been and, (i) at or prior to the Initial Closing, each other Transaction Document to be delivered at the Initial Closing, and (ii) at or prior to the Second Closing, each other Transaction Document to be delivered at the Second Closing, will be, duly executed and delivered by the Company. Each Transaction Document constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.
     3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2004 (collectively, the “SEC Documents”). The Company is not aware of any event occurring or expected to occur on or prior to the Initial Closing Date (other than the transactions effected hereby and those transactions referenced in Section 5.1 of this Agreement) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Initial Closing. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under US GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents. Except as set forth in the Disclosure Documents, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. With respect to financial statements included in SEC Documents, such financial statements have been and will be prepared in accordance with US GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, or (iii) as set forth in the SEC Documents) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

     3.5 Capitalization; Debt Schedule. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon exercise of the Warrants is set forth on Schedule 3.5 hereto. All outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5 hereto, the Company or a Company Subsidiary owns all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and, where applicable as a legal concept, non-assessable, and no shares of the capital stock of the Company or any of its Subsidiaries are subject to preemptive rights (other than those preemptive rights granted to the Investors by the Company) or any other similar rights of the stockholders of the Company or any such Subsidiary or, except in connection with the Nortel Secured Debt, any Liens created by or through the Company or any such Subsidiary. Except as disclosed on Schedule 3.5 or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Schedule 3.5 identifies all Debt of the Company and its Subsidiaries currently outstanding in excess of $250,000 as of the date hereof.
     3.6 Due Authorization; Valid Issuance. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of each Investor’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Debenture Shares and the Registrable Common Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures and this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.
     3.7 No Conflict. Neither the Company nor any of the Company Subsidiaries is in violation of any provisions of its respective Certificate of Incorporation, Bylaws or any other governing document. Neither the Company nor any of the Company Subsidiaries is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary, except for any violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debenture Shares, the Registrable Common Shares and the

Warrants and the reservation for issuance and issuance of the Warrant Shares) will not result in any violation of any provisions of the Company’s or any Company Subsidiary’s Certificate of Incorporation, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of the Company Subsidiaries or the triggering of any preemptive rights (other than those rights granted to the Investors by the Company) or anti-dilution rights, including without limitation pursuant to any “reset” or similar provisions, or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company’s securities.
     3.8 Financial Condition; Taxes; Litigation.
          3.8.1 The financial condition of the Company and each Company Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments. Except as otherwise described on Schedule 3.8 hereto, as of the date hereof and as of Initial Closing Date, there has been no material adverse change to the business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents.
          3.8.2 The Company and each of the Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of the Company Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has any material liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.
          3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.
          3.8.4 Except as described on Schedule 3.8 hereto, there is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of the Company Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of the Company Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or

Government Authority which has had or would reasonably be expected to have a Material Adverse Effect.
     3.9 Form S-3. The Company is eligible to register the Registrable Common Shares and the Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, as of the date hereof and as of the Initial Closing Date, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.
     3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Debenture Shares, the Registrable Common Shares and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue each of the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants is unconditional (other than with respect to the conditions set forth in the Warrants) regardless of the effect of any such dilution).
     3.11 Intellectual Property. As of the date hereof and as of the Initial Closing Date, and except as set forth in Schedule 3.11:
          (a) The Company and its Subsidiaries own, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its respective business as presently conducted in all material respects (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “open source” licenses), except as has not had and would not reasonably be expected to have a Material Adverse Effect.
          (b) Neither the Company nor any of its Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened), except as has not had and would not reasonably be expected to have a Material Adverse Effect.
          (c) The business of the Company and its Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and its Subsidiaries do not, to the knowledge of the Company, infringe any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties, except as has not had and would not reasonably be expected to have a Material Adverse Effect. No claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company’s or its

Subsidiaries’ present or contemplated activities infringe or may infringe any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any rights of the Company or any of its Subsidiaries under any Intellectual Property Rights, except as has not had and would not reasonably be expected to have a Material Adverse Effect.
          (d) To the Company’s knowledge, all licenses or other agreements under which the Company or any of its Subsidiaries is granted Intellectual Property (excluding licenses to use software utilized in the Company’s or such Subsidiary’s internal operations and which is generally commercially available) are in full force and effect and there is no default by any party thereto, except as has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby, except as has not had and would not reasonably be expected to have a Material Adverse Effect.
          (e) To the Company’s knowledge, all licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to Intellectual Property to others (including all end-user agreements) since January 1, 2005, are in full force and effect, there has been no material default by the Company or any of its Subsidiaries thereunder and there is no material default by any other party thereto.
          (f) The Company and its Subsidiaries have taken all commercially reasonable steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all trade secrets developed by or belonging to the Company or its Subsidiaries which has not been patented or copyrighted. To the Company’s knowledge, none of the employees of the Company or any of its Subsidiaries has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or its Subsidiaries or result in any former employers of such employees having any rights in, or claims on, the Company’s or any of its Subsidiaries’ Intellectual Property. Each current and former employee of the Company and of each of its Subsidiaries has executed agreements regarding confidentiality, proprietary information and assignment of inventions to the Company or its Subsidiaries, each independent contractor or consultant of the Company and of each of its Subsidiaries has executed agreements regarding confidentiality and proprietary information, and neither the Company nor any of its Subsidiaries has received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limiting the foregoing: (i) the Company and each of its Subsidiaries has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property that is confidential or proprietary; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or of any of its Subsidiaries) has unauthorized possession of any of its trade secrets, or any part thereof, or that any Person has obtained unauthorized access to any of its trade secrets. To the Company’s knowledge, the Company and each of its Subsidiaries has complied in all material respects with its respective obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.
     3.12 Registration Rights; Rights of Participation. Except as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior or waived to the date hereof and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company solely as a result of the transactions contemplated by this Agreement or the other Transaction Documents.
     3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the conversion and exchange of the securities as contemplated in this Agreement or the Transaction Documents, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.
     3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.
     3.15 Foreign Corrupt Practices. Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     3.16 Key Employees. Each of the Key Employees is currently serving in the capacity described in the Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. To the knowledge of the Company, no Key

Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.
     3.17 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit.
     3.18 Environment. Except as disclosed in the Disclosure Documents, the Company and the Company Subsidiaries have no liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     3.19 ERISA. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
     3.20 Disclosure. The representations, warranties and written statements contained in the Disclosure Documents, this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to such Investor by the Company pursuant to this Agreement and the other Transaction Documents and in connection with such Investor’s due diligence investigation of the Company, taken as a whole, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Neither the Company nor any Person acting on its behalf or at its direction has provided such Investor with material non-public information. Following the issuance of the press release in accordance with Section 4.1(c) hereof, to the Company’s knowledge, such Investor will not possess any material non-public information concerning the Company as a result of information provided to such Investor by the Company or its agents or representatives.
     3.21 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged, except where the failure to maintain such insurance has not had or would not reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the Initial Closing Date, no notice of cancellation has been received for any of such policies and the Company is in compliance in all material respects with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost

(other than cost increases generally affecting the market for such insurance). Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $30 million.
     3.22 Property. To the Company’s knowledge, the Company and the Company Subsidiaries have good and marketable title to all real Property owned by the Company or any of the Company Subsidiaries (“Real Property”) and good and marketable title to all personal Property owned by them, in each case free and clear of all Liens, except for Permitted Liens or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, any Property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries.
     3.23 Regulatory Permits. The Company and the Company Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such authorization or permit would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
     3.24 Exchange Act Registration; Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company currently meets the continuing eligibility requirements for listing on the Nasdaq National Market and has not received any notice from such market or the NASD that it does not satisfy such requirements or that such continued listing is in any way threatened. The Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market.
     3.25 Investment Company Status. The Company is not, and immediately after the Closings will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     3.26 Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and exchange of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Initial Closing.
     3.27 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except as has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Documents, the Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Company Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with US GAAP.
     3.28 Embargoed Person. None of the funds or other assets of the Company or its Subsidiaries constitutes property of, or is beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person has any interest of any nature whatsoever in the Company or any Subsidiary with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Company or its Subsidiaries are derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law. Notwithstanding the foregoing, nothing in this Section 3.28 shall be deemed to be a representation as to the status of any stockholder of the Company (in such Person’s status as a stockholder).
     3.29 Transactions with Interested Persons. Except as set forth in Schedule 3.29, no officer, director or employee of the Company or any of its Subsidiaries is or has made any arrangements with the Company or any of its Subsidiaries to become a party to any transaction with the Company or any Subsidiary (other than for services as employees, consultants, officers and directors, including any equity-based compensation awards), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
     3.30 Solvency. (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Debt; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted; and (iii) the expected cash flows of the Company for future periods, together with the proceeds the Company would receive upon liquidation of its assets and the proceeds from expected debt or equity offerings, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

     3.31 Existing Registration Statement. The Existing Registration Statement, pursuant to which the resale of the Debenture Shares by each Investor was registered under the Securities Act, was declared effective by the Commission February 16, 2005 and, to the knowledge of the Company, no stop order is in effect with respect to the Existing Registration Statement and the Existing Registration Statement and prospectus included therein is available for use by the Investors. The Company has filed a listing application with The Nasdaq National Market listing the Debenture Shares.
     3.32 No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents, and the Securities Purchase Agreement.
4. COVENANTS OF THE COMPANY AND EACH INVESTOR.
     4.1 The Company agrees with each Investor that the Company will:
          (a) file a Form D with respect to the Initial Debenture Shares, the Initial Closing Registrable Common Shares and the Intial Closing Warrants issued at the Initial Closing and the Second Debenture Shares, the Second Closing Registrable Common Shares and the Second Closing Warrants issued at the Second Closing as and when required under Regulation D and provide a copy thereof to such Investor promptly after such filing at such Investor’s request;
          (b) take such action and make such filing as the Company reasonably determines upon the advice of counsel is necessary for sale of the Debenture Shares, the Registrable Common Shares and the Warrants under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action or filing to such Investor at such Investor’s request; and
          (c) (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) on or prior to 10:00 p.m. (eastern time) on such Business Day, transmit for filing with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement and the other Transaction Documents; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof and (iii) on or prior to 10:00 p.m. (eastern time) on the Business Day immediately following the Second Closing Date, transmit for filing with the Commission a Current Report on Form 8-K disclosing the issuance of the securities issued at the Second Closing.
     4.2 Existence and Compliance. The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:
          (a) maintain its corporate existence in good standing;

          (b) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (c) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
          (d) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (other than a termination resulting from a Change of Control (as defined in the Debentures));
          (e) use commercially reasonable efforts to maintain adequate insurance coverage (including D&O insurance) for the Company and each Company Subsidiary; and
          (f) until the Effective Date (as defined in the 2006 Registration Rights Agreement), take commercially reasonable steps to restrict each of the Company’s Key Employees from selling shares of Common Stock, other than in connection with any 10b-5(1) trading plans in effect as of the Execution Date and disclosed to each Investor in writing.
     4.3 Reservation of Common Stock. The Company shall, on the Initial Closing Date, have authorized and reserved for issuance to the Investors free from any preemptive rights, and shall keep available at all times during which any Warrants are outstanding, a number of shares of Common Stock (the “Reserved Amount”) that, on the Initial Closing Date, is not less than one hundred percent (100%) of the number of Warrant Shares issuable upon exercise of all of the Warrants issuable at the Closings, without regard to any limitation or restriction on such exercise that may be set forth in the Warrants. In the event that the Reserved Amount is insufficient at any time to cover one hundred percent (100%) of the shares of Common Stock issuable upon the exercise of the Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its stockholders) to increase the Reserved Amount to cover one hundred percent (100%) of shares of Common Stock issuable upon the exercise of the Warrants, such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event stockholder approval is required for such increase) following the Company’s receipt of written notice of such deficiency. While any Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor.
     4.4 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms’ length basis and shall be approved by the Board of Directors, including a majority of the Company’s directors not having an interest in such transaction.
     4.5 Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or knowingly use the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor or its Affiliate, as the case may be, for the specific use contemplated or as otherwise required by applicable law or regulation.
     4.6 Company’s Instructions to Transfer Agent. On or prior to the Initial Closing Date, the Company shall execute and deliver irrevocable written instructions to the Transfer Agent, and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Warrant Shares upon the exercise of the Warrants and (ii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) business day following the Exercise Date (as defined in the Warrant), as the case may be. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon exercise of the Warrants, and as long as the Transfer Agent is a participant in the DTC Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of the Warrant Shares by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to exercise the Warrant or to receive the Warrant Shares upon exercise of the Warrant. In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.
     4.7 Stockholder Approval. As soon as possible after the date hereof, but no later than March 31, 2006, the Company shall convene a meeting of shareholders (the “Shareholder Meeting”) for the purpose of obtaining shareholder approval required by the applicable policies, rules or regulations of the Nasdaq National Market (the “Shareholder Approval”), of the issuance of the Second Debenture Shares, the Second Closing Registrable Common Shares and the the Second Closing Warrants pursuant to this Agreement; provided, however, in the event that the proxy statement to be delivered in connection with the Shareholder Meeting is reviewed by the Commission, the Shareholder Meeting shall occur no later than April 30, 2006 The Company agrees to use its best efforts to obtain such votes as may be required for the Shareholder Approval, including recommending to the stockholders to vote in favor of the Shareholder Approval, and shall vote all shares for which the Company holds proxies (unless otherwise directed by the stockholders submitting such proxy), or is otherwise entitled to vote, in favor of the Shareholder Approval. The Company shall bear all expenses in connection with the holding of such meeting, including the costs and expenses of the preparation, filing and distribution of the proxy statement.
     4.8 Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

          (a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (b) such Investor has notified the Company in writing of any such disposition, has received the Company’s written consent (which consent will not be unreasonably withheld) to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor in compliance with applicable securities laws, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with customary representations and/or other evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144, or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following such Investor’s default under such margin arrangement.
     4.9 Disclosure of Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor’s written consent to such disclosure.
     4.10 Listing. The Company (i) has, or promptly following the Initial Closing shall, use its best efforts to include all of the Registrable Common Shares and the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitation on such conversion or exercise) for listing on the Nasdaq National Market, and (ii) shall use its best efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market or the New York Stock Exchange for a minimum of five (5) years following the Initial Closing Date (other than any termination of such designation and quotation or listing that results from a Change of Control).
     4.11 Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.
     4.12 Issuance Limitation. From the Execution Date through the date which is sixty (60) days immediately following the Execution Date, the Company shall not issue, sell or exchange, or agree or obligate itself to issue, sell or exchange or reserve, agree to or set aside for issuance, sale or exchange, (1) any shares of Common Stock, (2) any other equity security of the Company, including without limitation shares of preferred stock, (3) any other security of the Company which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company, or (4) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (1) through (3) (each a “Subsequent Placement”); provided, however, that the foregoing shall not apply to any Excluded Security.
     4.13 Certain Transactions. During the period beginning on the Execution Date and ending on the date that is six (6) months following the Effective Date (as defined in the 2006 Registration Rights Agreement), and except as may be expressly permitted or required by the Transaction Documents, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to pay any amounts that are or become payable under any of the Transaction Documents.
     4.14 Cash Collateral Agreement. Each Investor and the Company hereby agree that, at the Second Closing, the Cash Collateral Agreement, dated as of December 20, 2004, by and among the Company, the Investors and the Collateral Agent (as defined therein) (the “Cash Collateral Agreement”) is terminated and shall be of no further force and effect; and each Investor and the Company hereby acknowledge and agree that each Investor shall deliver instructions (the “Instruction Letter”) to the Collateral Agent, authorizing the Collateral Agent to deliver to the Company any amounts remaining in the Collateral Account (as defined in the Cash Collateral Agreement) and shall instruct the Collateral Agent to release any security interest on the Pledged Collateral (as defined in the Cash Collateral Agreement) created in accordance with Article III of the Cash Collateral Agreement and make any filings required to terminate such security interest; the Investors acknowledge and agree that they will undertake to perform any additional actions reasonably requested by the Company in order to carry out the intent of this Section 4.14, including, but not limited to, executing the Instruction Letter.
     4.15 No Forced Conversion of Debentures. The Company shall not exercise its rights under Section 5 of the Debentures to require that the Investors convert the Debentures.
5. CONDITIONS TO CLOSING.
     5.1. Conditions to Investors’ and Company’s Obligations at the Initial Closing. Each of the Investor’s and Company’s obligations to effect the Initial Closing are conditioned upon the fulfillment (or waiver by the Company and the Investors, in their sole and absolute discretion) of each of the following events as of the Initial Closing Date:
5.1.1	the Company shall have delivered to Nortel Networks Corporation (or an Affiliate thereof) an amount equal to all principal and interest accrued under the Series A-2 Note and, upon receipt of the Series A-2 Note, the Company shall cancel and retire the Series A-2 Note;

5.1.2	the Company shall have delivered to Nortel Networks Corporation (or an Affiliate thereof) an amount equal to all interest accrued under the Series B-1 Note;

5.1.3	the B-1 Investors and Nortel Networks Corporation (or an Affiliate thereof) shall have entered into a Note Purchase Agreement pursuant to which the B-1 Investors will purchase from Nortel Networks UK Limited the Series B-1 Note;

5.1.4	the Company and the B-1 Investors shall have entered into a Note Exchange Agreement pursuant to which the Company will issue to the B-1 Investors shares of Common Stock in exchange for the B-1 Investor Notes and, upon receipt of all of the B-1 Investor Notes, the Company shall cancel and retire all of the B-1 Investor Notes;

5.1.5	the Company and Nortel Networks Corporation (or an Affiliate thereof) shall have entered into a Registration and Lock-Up Agreement pursuant to which the Company agrees to include 3,999,999 shares held by Nortel Networks Corporation on a registration statement to be filed with the Commission and Nortel Networks Corporation agrees to have the 3,999,999 shares of Common Stock owned of record by it subject to the lock-up provisions through June 30, 2006; and

5.1.6	the Company and Nortel Networks Corporation shall have entered into an addendum to the Supply Agreement.

     5.2 Conditions to Investors’ Obligations at the Initial Closing. Each Investor’s obligations to effect the Initial Closing are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Initial Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:
5.2.1	the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date and except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects);

5.2.2	the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Initial Closing;

5.2.3	the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this Section 5.2 have been fulfilled as of the Initial Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

5.2.4	the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of the Initial Closing Date, in the form attached hereto as Exhibit C hereto;

5.2.5	the Company shall have delivered to such Investor the Initial Debenture Shares being acquired by such Investor upon the conversion of the Debentures to be converted at the Initial Closing;

5.2.6	the Company shall have delivered to such Investor the Initial Closing Registrable Common Shares being acquired by such Investor;

5.2.7	the Company shall have delivered to such Investor duly executed certificates representing the Initial Closing Warrant being acquired by such Investor;

5.2.8	the Company shall have delivered to such Investor their portion of the Initial Closing Cash Amount required to be paid to such Investor;

5.2.9	the Company shall have executed and delivered to such Investor the 2006 Registration Rights Agreement;

5.2.10	the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, and (ii) resolutions passed by its Board of Directors, or a duly authorized committee thereof, to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as a representation and warranty of the Company made herein;

5.2.11	there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.2.12	the Common Stock shall be listed on the Nasdaq National Market;

5.2.13	the Company shall have authorized and reserved for issuance at least one hundred percent (100%) of the aggregate number of shares of Common Stock issuable upon exercise of all of the Warrants to be issued at each of the Initial Closing and the Second Closing (such number to be determined without regard to any restriction on exercise);

5.2.14	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

5.2.15	the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock for the period specified in, and in accordance with, Section 4.2(f) hereof; and

5.2.17	the Company shall have paid the expenses described in Section 6.13 of this Agreement.
     5.3 Conditions to Company’s Obligations at the Initial Closing. The Company’s obligations to effect the Initial Closing with the Investors are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Initial Closing Date:
5.3.1	the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.3.2	each Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Initial Closing;

5.3.3	each Investor shall have tendered to the Company the Debentures for conversion into the Initial Debenture Shares in accordance with the terms thereof;

5.3.5	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents; and

5.3.6	such Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company.
     5.4 Conditions to Investors’ Obligations at the Second Closing. Each Investor’s obligations to effect the Second Closing are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Second Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:
5.4.1	the Shareholder Approval shall have been obtained;

5.4.2	the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of the Second Closing Date, in the form attached hereto as Exhibit C hereto;

5.4.3	the Company shall have delivered to such Investor the Second Debenture Shares being acquired by such Investor upon the conversion of the Debentures being converted at the Second Closing;

5.4.4	the Company shall have delivered to such Investor the Second Closing Registrable Common Shares being acquired by such Investor;

5.4.5	the Company shall have delivered to such Investor duly executed certificates representing the Second Closing Warrant being acquired by such Investor;

5.4.6	the Common Stock shall be listed on the Nasdaq National Market;

5.4.7	the Company shall have delivered to such Investor their portion of the Second Closing Cash Amount required to be paid to such Investor; provided, however, in the event that the Second Closing takes place after March 31, 2006, the portion of the Cash Amount payable by the Company to each Investor at the Second Closing (as set forth on Schedule A hereto under the heading Second Closing) shall be reduced in an amount equal to the Interest paid to each Investor on March 31, 2006 pursuant to the terms of the Debentures; and

5.4.8	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.
     5.5 Conditions to Company’s Obligations at the Second Closing. The Company’s obligations to effect the Second Closing with the Investors are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Second Closing Date:
5.5.1	the Shareholder Approval shall have been obtained;

5.5.2	the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the Second Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.5.3	each Investor shall have tendered to the Company the Debentures for conversion into the Second Debenture Shares in accordance with the terms thereof; and

5.5.5	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.
6. MISCELLANEOUS.
          6.1 Survival; Severability. The representations and warranties made by the parties herein and in the other Transaction Documents shall survive each Closing for a period of two (2) years after the Initial Closing, notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. The covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive each Closing hereunder without limitation as to time (other than as limited by any applicable statute of limitations). In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.
          6.2 Waiver of Rights Under Securities Purchase Agreement. Each Investor hereby waives any and all rights that each such Investor has pursuant to Section 4.9 of the Securities Purchase Agreement in connection with the issuance of shares of Common Stock by the Company to the B-1 Investors in connection with the transactions described in Section 5.1 of this Agreement, including, but not limited to, any rights to acquire fifty percent (50%) of the securities issued by the Company to the B-1 Investors and the right to receive a notice providing the terms of the offer of the sale of such securities.
          6.3 Amendment to the Securities Purchase Agreement. Each Investor and the Company hereby agree that, effective upon the Initial Closing, the Securities Purchase Agreement be, and hereby is, amended by deleting Section 4.9 of the Securities Purchase Agreement and each Investor and the Company hereby acknowledge and agree that the rights, duties, benefits and obligations of each Investor and the Company under such Section 4.9 shall be of no further force and effect from and after the Initial Closing.
          6.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investors may assign their respective rights and obligations hereunder, in connection with any private sale or transfer of the Debenture Shares, the Registrable Common Shares, the 2004 Warrants or the Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.
          6.5 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.
          6.6 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at the Closings, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including, without limitation, rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.
          6.7 Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.
          6.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.
          6.10 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.11 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investors pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:
If to the Company:
Bookham, Inc.
2584 Junction Avenue
San Jose, California 95134
Attn: Chief Financial Officer
Tel: 408-904-5026
Fax: 408-904-4989
with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Thomas S. Ward, Esq.
Tel: 617-526-6374
Fax: 617-526-5000
and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.11.

          6.12 Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall, at the Initial Closing, pay up to $25,000 in immediately available funds for all reasonable, documented out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred or to be incurred by Satellite Asset Management, L.P. (“Satellite”) in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents.
          6.13 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Debenture Shares, the Registrable Common Shares and the Warrant Shares that are then outstanding (assuming conversion of all Debentures and the exercise of all Warrants and without regard to any limitation on such conversion or exercise), and no provision hereof may be waived other than by a written instrument signed by the holders of at least two-thirds (2/3) of the Debenture Shares, the Registrable Common Shares and the Warrant Shares then outstanding (assuming conversion of all Debentures and the exercise of all Warrants and without regard to any limitation on such conversion or exercise). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Securities Exchange Agreement as of the date first-above written.

BOOKHAM, INC.

By:	/s/ Stephen Abely

Name: Stephen Abely Title: Chief Financial Officer
[Signature Page to Securities Exchange Agreement]

     IN WITNESS WHEREOF, the undersigned have executed this Securities Exchange Agreement as of the date first-above written.

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

By:	Satellite	Asset Management, L.P., its Manager

	By:	/s/ Simon Raykher

Name: Simon Raykher
Title: General Counsel
ADDRESS:
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 20th Floor
New York, New York 10022
Tel: 212-209-2000
Fax: 212-209-2021
With a copy to:
Mazzeo Song LLP
708 Third Avenue, 19th Floor
New York, New York 10017
Attn: Robert L. Mazzeo, Esq.
Tel: 212-599-0700
Fax: 212-599-8400
Tax ID Number: 98-0417533

     IN WITNESS WHEREOF, the undersigned have executed this Securities Exchange Agreement as of the date first-above written.
INVESTOR NAME: Capital Ventures International______
By: Heights Capital Management, LLC,
Its Authorized Agent

By:	/s/ Martin Kobing

Name: Martin Kobing
Title: Investment Manager
ADDRESS:
101 California Street
San Francisco, CA 94111
Tel: 415 403 6500
Fax: 415 403 6525
Tax ID Number: 51-0395477

     IN WITNESS WHEREOF, the undersigned have executed this Securities Exchange Agreement as of the date first-above written.

SMITHFIELD FIDUCIARY LLC

By:	/s/ Adam Chill

Name: Adam Chill
Title: Authorized Signatory
     ADDRESS:
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, NY
Tel: 212 287 4720
Fax: 212 751 0755
Tax ID Number: N/A

     IN WITNESS WHEREOF, the undersigned have executed this Securities Exchange Agreement as of the date first-above written.
INVESTOR NAME: Portside Growth and Opportunity Fund

By:	/s/ Jeffrey Smith

Name: Jeffrey Smith
Title: Auhtorize Signatory
ADDRESS:
c/o Ramius Capital Group LLC
666 Third Avenue, 26th Floor
New York, NY 10017
Tel: 212 845-7455
Fax: 212 845-7999
Tax ID Number: 98-0216878

Schedule A
Initial Closing

	(2)		(4)
(1)	Principal Amount of	(3)	Registrable Common	(5)	(6)
Investor	Debenture Converted	Debenture Shares	Shares	Warrants	Cash Amount
Satellite Strategic Finance Associates, LLC	$9,136,176.50	1,661,123	268,711	143,313	$808,297.96

Portside Growth and Opportunity Fund	$3,045,394	553,708	89,570	47,771	$296,432.65

Smithfield Fiduciary LLC	$4,948,762.50	899,775	145,552	77,628	$437,828.06

Capital Ventures International	$2,284,045	415,281	67,178	35,828	$202,074.49

Schedule A (continued)
Second Closing

	(2)		(4)
(1)	Principal Amount of	(3)	Registrable Common	(5)	(6)
Investor	Debenture Converted	Debenture Shares	Shares	Warrants	Cash Amount
Satellite Strategic Finance Associates, LLC	$2,863,822.50	520,695	84,230	44,923	$253,368.71

Portside Growth and Opportunity Fund	$954,607	173,565	28,077	14,974	$84,456.24

Smithfield Fiduciary LLC	$1,551,236.50	282,043	45,625	24,333	$137,241.39

Capital Ventures International	$715,957	130,174	21,058	11,231	$63,342.18

Disclosure Schedule
January 13, 2006
     Each disclosure contained in this Disclosure Schedule shall qualify the corresponding section or subsection contained in Section 3 of the Securities Exchange Agreement dated as of January 13, 2006 (the “Securities Exchange Agreement”) by and among Bookham, Inc. and each of the entities whose names appear on the signature page to such Securities Exchange Agreement.
     The headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

3.5.	Capitalization; Debt Schedule

Authorized	Capital	Stock:

Common Stock:	175,000,000 (as of January 11, 2006)
Preferred Stock:	5,000,000 (as of January 11, 2006)

Outstanding Capital Stock:

Common Stock:	46,131,516 (as of January 6, 2006)
Preferred Stock:	0 (as of January 11, 2006)
     Stock Option Plans and Agreements: (The following reflects stock option information for all of the option plans and employee stock purchase plans operated by Bookham, Inc. and its subsidiaries).

Approximate total number of shares issuable pursuant to all outstanding stock option plans and agreements and the employee stock purchase plan (as of January 11, 2006):	7,610,716

Total number of shares authorized for issuance pursuant to all stock option plans and agreements and the employee stock purchase plan (as of January 11, 2006):	11,974,049

Approximate total number of shares available for issuance pursuant to all stock option plans and agreements and the employee stock purchase plan (as of January 11, 2006):	4,363,333

Securities Exercisable or Convertible for Common Stock:

Total number of shares issuable pursuant to securities (other than the Debentures and Warrants*) exercisable for, or convertible into or exchangeable for any shares of Common Stock:	0

Total number of shares reserved for issuance pursuant to securities (other than the Debentures and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock:	0

The Company has agreed to issue (i) an aggregate of 5,070,589 shares of Common Stock and (ii) warrants to purchase an aggregate of 780,000 shares of Common Stock to the B-1 Investors (as defined in the Securities Exchange Agreement) in exchange for the Amended and Restated Series B-1 Senior Secured Note Due 2006 issued in favor of Nortel Networks UK Limited.

(* The terms “Debentures” and “Warrants” shall have the meaning provided in the Securities Exchange Agreement.)

Debentures and Warrants:

The total the number of shares initially to be reserved for issuance upon of the Warrants:	400,000

The total the number of shares initially to be reserved for issuance upon of the Debentures:	4,636,364

In accordance with the terms and conditions of the Securities Exchange Agreement, the Investors have agreed to convert their Debentures for an aggregate of 4,636,363 shares of Common Stock. In addition, the Investors will receive, pursuant to the Securities Exchange Agreement (i) Warrants which are exercisable for 400,000 shares of Common Stock, (i) a cash payment of $2,231,000 and (iii) 750,000 shares of Common Stock.
Debt of Bookham, Inc. and Subsidiaries in excess of $250,000:
1.	Amended and Restated Series A-2 Senior Unsecured Convertible Note Due 2007 issued in favor of Nortel Networks UK Limited

2.	Amended and Restated Series B-1 Senior Secured Note Due 2006 issued in favor of Nortel Networks UK Limited

3.	7% Senior Unsecured Convertible Debentures in an aggregate principal amount of $25,500,000 with the Investors, which are convertible into shares of the Company’s Common Stock, par value $0.01 per share.

4.	Unsecured loan for $358,000 as of 31 December 2005 from Schaeppi Grundstücke Verwaltungen KG pursuant to the Facility Lease Agreement (Zurich facility) between Schaeppi Grundstücke Verwaltungen KG and Uniphase Laser Enterprise AG dated June 13, 1997.

5.	Premium Finance Agreement, Disclosure Statement and Security Agreement between the Company and AICCO, Inc., dated as of November 7, 2005, in the amount of $982,726. Equal monthly payments are required to be made to AICCO, Inc.from the commencement of the Premium Finance Agreement through August 1, 2006. This agreement is in connection with financing costs related to certain insurance policies.

6.	Premium Finance Agreement, Disclosure Statement and Security Agreement between the Company and AICCO, Inc., dated as of January 9, 2006, in the amount of $236,615. Equal monthly payments are required to be made to AICCO, Inc.from the commencement of the Premium Finance Agreement through August 1, 2006. This agreement is in connection with financing costs related to certain insurance policies.

3.7	No Conflicts

None

3.8	Financial Condition: Taxes; Litigation
     3.8.1 None
     3.8.4 Litigation:
     On June 26, 2001, a putative securities class action captioned Lanter v. New Focus, Inc. et al., Civil Action No. 01-CV-5822, was filed against New Focus, Inc. and several of its officers and directors, or the Individual Defendants, in the United States District Court for the Southern District of New York. Also named as defendants were Credit Suisse First Boston Corporation, Chase Securities, Inc., U.S. Bancorp Piper Jaffray, Inc. and CIBC World Markets Corp., or the Underwriter Defendants, the underwriters in New Focus’s initial public offering. Three subsequent lawsuits were filed containing substantially similar allegations. These complaints have been consolidated. On April 19, 2002, plaintiffs filed an Amended Class Action Complaint, described below, naming as defendants the Individual Defendants and the Underwriter Defendants.
On November 7, 2001, a Class Action Complaint was filed against Bookham Technology plc and others in the United States District Court for the Southern District of New York. On April 19, 2002, plaintiffs filed an Amended Complaint. The Amended Complaint names as defendants Bookham Technology plc, Goldman, Sachs & Co. and FleetBoston Robertson Stephens, Inc., two of the underwriters of Bookham Technology plc’s initial public offering in April 2000, and Andrew G. Rickman, Stephen J. Cockrell and David Simpson, each of whom was an officer and/or director at the time of the initial public offering.
The Amended Complaint asserts claims under certain provisions of the securities laws of the United States. It alleges, among other things, that the prospectuses for Bookham Technology plc’s and New Focus’s initial public offerings were materially false and misleading in describing the compensation to be earned by the underwriters in connection with the offerings, and in not disclosing certain alleged arrangements among the underwriters and initial purchasers of ordinary shares, in the case of Bookham Technology plc, or common stock, in the case of New Focus, from the underwriters. The Amended Complaint seeks unspecified damages (or in the alternative rescission for those class members who no longer hold ordinary shares, in the case of Bookham Technology plc or common stock, in the case of New Focus), costs, attorneys’ fees, experts’ fees, interest and other expenses. In October 2002, the individual defendants were dismissed, without prejudice,from the action. In July 2002, all defendants filed Motions to Dismiss the Amended Complaint. The motion was denied as to Bookham Technology plc and New Focus in February 2003. Special committees of the board of directors authorized the companies to negotiate a settlement of pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, all issuer defendants and their insurers.
Plaintiffs and most of the issuer defendants and their insurers have entered into a stipulation of settlement for the claims against the issuer defendants, including the Company. Under the stipulation of settlement, the plaintiff will dismiss and release all claims against participating defendants in exchange for a payment guaranty by the insurance companies collectively responsible for insuring the issuers in the related cases, and the assignment or surrender to the plaintiffs of certain claims the issuer defendants may have against the underwriters. On February 15, 2005, the Court issued an Opinion and Order preliminarily approving the settlement provided that the defendants and plaintiffs agree to a modification narrowing the scope of the bar order set forth in the original settlement agreement. The parties agreed to the modification narrowing the scope of the bar order, and on August 31, 2005, the court issued an order preliminarily approving the settlement and setting a public hearing on its fairness for April 24, 2006. The Company believes that both Bookham Technology, plc and New Focus have meritorious defenses to the claims made in the Amended Complaint and therefore believes that such claims will not have a material effect on its financial position, results of operations or cash flows.
On February 13, 2002, Howard Yue, the former sole shareholder of Globe Y. Technology, Inc., a company acquired by New Focus in February 2001, filed a lawsuit against New Focus and several of its officers and directors in Santa Clara County Superior Court. The lawsuit is captioned Howard Yue v. New Focus, Inc. et al, Case No. CV808031, and asserts claims stemming from New Focus’s acquisition of Globe Y. Technology, Inc. The plaintiff has amended his complaint several times following the Court’s dismissal of his earlier complaints. Currently, the plaintiff’s fifth amended complaint alleges the following causes of action against New Focus: violation of §25400 and §25500 of the California Corporations Code; violation of §§1709-1710 of the California Civil Code; violation of §25402 of the California Corporations Code; violation of §17200 and §17500 of the California Business & Professions Code; fraud and deceit by concealment; fraud and deceit by active concealment; fraud and deceit based upon non-disclosure of material facts; negligent misrepresentation; and breach of contract and the duty of good faith and fair dealing. The complaint seeks unspecified economic, punitive, and exemplary damages, prejudgment interest, costs, and equitable and general relief. In November 2004 New Focus filed answers to the plaintiff’s fifth amended complaint denying the plaintiff’s allegations and asserting various defenses. The trial date had been set for March 13, 2006. The Company intends to conduct a vigorous defense of this lawsuit.

3.11	Intellectual Property
None.

3.12	Registration Rights; Rights of Participation
Registration Rights Agreement by and among the Company and the Investors dated December 20, 2004.
2006 Registration Rights Agreement (as defined in the Securities Exchange Agreement).
Registration Rights Agreement dated November 8, 2002 (the “Nortel Registration Agreement”) by and among Nortel Networks Corporation, each of the Nortel Subsidiaries party thereto (as listed on signature pages thereto) and Bookham Technology plc. The Registration and Lock-Up Agreement by and between the Company, Bookham Technology plc and Nortel Networks, on behalf of itself and each Shareholder under the Registration Rights Agreement (each as defined therein), dated as of the date hereof.
Pursuant to Section 4.9 of the Securities Purchase Agreement (as defined in the Securities Exchange Agreement), the Investors have the right of participation as set forth therein.

3.14	Fees
Pursuant to the terms of a Letter Agreement by and between the Company and Burnham Hill Partners, dated as of the date hereof, the Company will pay a fee to Burnham Hill Partners in connection with the financial advice provided by Burnham Hill Partners in connection with, among other things, the transaction contemplated by the Securities Exchange Agreement.

3.29	Transaction with Interested Persons
None